Exhibit 99.1
Sun Country Airlines Reports Third Quarter 2025 Results
Revenue of $256 million, highest third quarter on record(1)
GAAP diluted EPS of $0.03, operating income of $10 million and margin of 3.9%
Adj. diluted EPS(2) of $0.07, adj. operating income(2) of $12 million and adj. margin(2) of 4.8%
Thirteenth consecutive profitable quarter
MINNEAPOLIS. October 29, 2025. Sun Country Airlines Holdings, Inc. (“Sun Country Airlines,” “Sun Country,” the “Company”) (NASDAQ: SNCY) today reported financial results for its third quarter ended September 30, 2025.

“Sun Country is pleased to report our thirteenth consecutive profitable quarter with GAAP EPS of $0.03 and adjusted diluted EPS(2) of $0.07,” said Jude Bricker, President and Chief Executive Officer of Sun Country. “The quarter marked a significant operational milestone as the company completed its cargo segment transformation. By September, we had deployed our full fleet of 20 freighter aircraft for Amazon, representing a 14% expansion in total operating aircraft compared to the beginning of the year. This achievement reflects the exceptional dedication and effort of our team. Beyond operational growth, we continued to return value to shareholders, completing $10 million in stock repurchases during the period while still retaining $15 million in share repurchase authority. These results underscore our ability to simultaneously grow operations, maintain profitability and reward shareholders.”
Overview of Third Quarter

	Three Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2025	2024	% Change
Total Operating Revenue	$255.5	$249.5	2.4
Operating Income	9.9	12.4	(20.0)
Income Before Income Tax	2.2	3.0	(27.9)
Net Income	1.6	2.3	(33.7)
Diluted earnings per share	$0.03	$0.04	(25.0)

	Three Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2025	2024	% Change
Adjusted Operating Income (2)	$12.4	$13.9	(11.0)
Adjusted Income Before Income Tax (2)	5.0	4.5	11.4
Adjusted Net Income (2)	3.7	3.5	7.2
Adjusted diluted earnings per share (2)	$0.07	$0.06	16.7

	Nine Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2025	2024	% Change
Total Operating Revenue	$845.8	$815.3	3.7
Operating Income	82.4	79.9	3.1
Income Before Income Tax	58.9	52.6	11.8
Net Income	44.7	39.5	13.2
Diluted earnings per share	$0.81	$0.72	12.5

	Nine Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2025	2024	% Change
Adjusted Operating Income (2)	$90.0	$84.5	6.5
Adjusted Income Before Income Tax (2)	67.5	57.2	17.9
Adjusted Net Income (2)	51.3	43.0	19.3
Adjusted diluted earnings per share (2)	$0.93	$0.78	19.2
Amounts presented in the tables above may not recalculate due to rounding

For the quarter ended September 30, 2025, Sun Country reported net income of $1.6 million and income before income tax of $2.2 million, on $255.5 million of revenue. Adjusted income before income tax(2) for the quarter was $5.0 million. GAAP operating income during the quarter was $9.9 million, while adjusted operating income(2) was $12.4 million, and GAAP operating margin was 3.9% and adjusted operating margin(2) was 4.8%.

“Our distinctive business strategy continued to deliver strong results in the third quarter, with the combination of cargo and charter operations reaching their highest revenue contribution since late 2020.” said Torque Zubeck, Chief Financial Officer. “Cargo and charter combined to generate 40% of our total revenue this quarter. This diversified revenue stream provides a stable foundation that has limited exposure to fuel price volatility - we view this as a key competitive advantage over our industry peers. In addition, our scheduled service business exhibited strong momentum throughout the quarter. August performance demonstrated improving demand, with average fares rising five percent year-over-year while load factors increased nearly three percentage points. September trends accelerated further, delivering nearly eight percent fare growth and load factor improvements exceeding three points compared to the prior year period.”

Notable Highlights

•In September, the Company launched the Sun Country Visa Signature® credit card in partnership with Synchrony Bank. In addition, the Company introduced Sun Country Rewards Plus Status, a new tier designed to reward the airline’s most engaged loyalty members and cardholders.
•Repurchased 843,107 shares for approximately $10 million in the third quarter, with $15 million in share repurchase authorization remaining.
•Entered into a $108 million Term Loan Facility Agreement bearing interest at a fixed rate of 5.98% per annum. The Company drew down $54 million in September which was utilized to repay the 2023 term loan credit facility dated March 21, 2023, and refinance five Company-owned 737-900ER aircraft. The remaining $54 million must be drawn by the end of 2025.
•Torque Zubeck was appointed as Senior Vice President and Chief Financial Officer.
•The Board appointed Wendy Schoppert to the Board of Directors, effective October 1, 2025.
•On September 9, the Company held its annual Plane Pull which raised more than $100,000 for Make-A-Wish Minnesota.
Capacity
System block hours flown during the third quarter of 2025 increased by 3.8% year-over-year. This was mainly due to the 33.7% increase in cargo block hours and the 11.1% increase in charter block hours. Scheduled service block hours decreased 10.9% to support the significant growth in cargo. Scheduled service ASMs are expected to decline year-over-year in the fourth quarter 2025 by approximately 8 to 9% as the Company annualizes cargo segment growth.
Revenue
The Company reported total revenue of $255.5 million for the third quarter, which was 2.4% greater than the third quarter of 2024. Scheduled service TRASM(3) of 10.6 cents increased 1.6% year-over-year, while scheduled service ASMs decreased 10.2%. The third quarter 2025 total fare per scheduled passenger of $143 was higher than third quarter 2024 by 1.1%, while scheduled service load factor increased 0.6 percentage points during that same time period. The Company’s third quarter charter revenue was $58.7 million, a 15.6% year-over-year increase which exceeded the 11.1% increase in charter block hours.
In the third quarter of 2025, cargo revenue was $44 million, a 50.9% increase versus the third quarter of 2024, on a 33.7% increase in cargo block hours. This improvement was primarily driven by the increase in the number of cargo aircraft in service and the new Amazon contract rates which began to go into effect in June 2024.
Cost

Total GAAP operating expenses increased 3.6% year-over-year on a 3.8% increase in total block hours. Cost per available seat mile (CASM) in the third quarter increased 10.3% while adjusted CASM(4) increased 5.2%. Unit costs are expected to remain elevated throughout the remainder of this year due to the reduction of scheduled service flying to allow for increased cargo flying. This will continue to put pressure on unit costs until the Company adds back scheduled service later in 2026. During the quarter, salaries, wages and benefits increased 15.0% year-over-year mainly due to growth in the number of pilots, a contractual pilot wage scale increase that occurred at the end of 2024 and the new flight attendant contract that went into effect in March 2025. Maintenance expense increased 13.5% year-over-year mainly due to the occurrence of unplanned maintenance events.
Balance Sheet and Liquidity
Total liquidity(5) was $299 million on September 30, 2025, while the Company’s net debt(6) was $406 million.

(in millions - amounts may not recalculate due to rounding)	September 30, 2025	December 31, 2024
	(Unaudited)
Cash and Cash Equivalents	$111.8	$83.2
Available-for-Sale Securities	57.9	97.6
Amount Available Under Revolving Credit Facility	75.0	24.7
Amount Available to Draw from Term Loan Facility Agreement	54.0	—
Total Liquidity	$298.7	$205.6

(in millions - amounts may not recalculate due to rounding)	September 30, 2025	December 31, 2024
	(Unaudited)
Total Debt, net	$301.3	$327.1
Finance Lease Obligations	256.3	271.3
Operating Lease Obligations	18.2	20.7
Total Debt, net, and Lease Obligations	575.8	619.0
Cash and Cash Equivalents	111.8	83.2
Available-for-Sale Securities	57.9	97.6
Net Debt	$406.1	$438.2
Fleet
As of September 30, 2025, the Company had 45 aircraft in its passenger service fleet, 20 freighter aircraft in its cargo fleet and five aircraft on lease to unaffiliated airlines.

Guidance for Fourth Quarter 2025

	Q4 2025	H/(L) vs Q4 2024
Total revenue - millions	$270 to $280	4% to 8%
Economic fuel cost per gallon	$2.50	1%
Operating income margin - percentage	5% to 8%	(5.6)pp to (2.6)pp
Effective tax rate	23%
Total system block hours - thousands	39.5 to 40.5	8% to 11%

Conference Call & Webcast Details
Sun Country Airlines will host a conference call to discuss its third quarter 2025 results at 10:00 a.m. Eastern Time on Thursday, October 30, 2025. A live broadcast of the conference call will be available via the investor relations section of Sun Country Airlines’ website at https://ir.suncountry.com/news-events/events-and-presentations. The online replay will be available on the same website approximately one hour after the call.
About Sun Country Airlines
Sun Country Airlines is a new breed of hybrid low-cost air carrier, whose mission is to connect guests to their favorite people and places, to create lifelong memories and transformative experiences. Sun Country dynamically and synergistically deploys shared resources for our passenger service (including scheduled service and charter) and cargo service segments. Based in Minnesota, we focus on serving leisure and visiting friends and relatives (“VFR”) passengers and charter customers and providing cargo service to Amazon, with flights throughout the United States and to destinations in Mexico, Central America, Canada, and the Caribbean. For photos, b-roll and additional company information, visit https://www.stories.suncountry.com/multimedia.

End Notes

1 -	Records begin in January 2017
2 -	See additional details, including reconciliations to the most comparable GAAP measures, in the section titled “Non-GAAP financial measures”
3 -
Scheduled Service TRASM includes Schedule Service revenue, Ancillary revenue, and ASM generating revenue classified within Other Revenue on the Condensed Consolidated Statement of Operations / Scheduled Service ASMs. Other Revenue includes rental revenue associated with certain assets that generate lease income of approximately $7.1 million and $10.1 million in the three months ended September 30, 2025 and 2024 and $26.8 million and $29.2 million in the nine months ended September 30, 2025 and 2024, respectively, which is not included.

4 -	Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, non-cash management stock compensation expense, costs arising from its cargo operations, depreciation and amortization recognized on certain assets that generate lease income, certain unplanned engine events, certain commissions, and other costs of selling its vacations product from this measure. See table titled “Reconciliation of CASM to Adjusted CASM”
5 -	Total liquidity = cash and cash equivalents + available-for-sale securities + amount available under revolver + amount available under Term Loan Facility Agreement
6 -	Net debt = current portion of long-term debt + long-term debt + finance lease obligations + operating lease obligations – cash and cash equivalents - available-for-sale securities
Contacts
Investor Relations
IR@suncountry.com
Media
mediarelations@suncountry.com

Forward Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements could relate to the following, among other items:
• our strategy, outlook and growth prospects;
• our operational and financial targets and dividend policy;
• general economic trends and trends in the industry and markets;
• potential repurchases of our common stock; and
• the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
These forward-looking statements reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. We anticipate that subsequent events and developments will cause our views to change. You should read this press release completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Non-GAAP Financial Measures
We sometimes use information that is derived from the Condensed Consolidated Financial Statements, but that is not presented in accordance with GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this document to the most directly comparable GAAP financial measures.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited- amounts may not recalculate due to rounding)

	Three Months Ended September 30,
	2025	2024	% Change
Operating Revenues:
Scheduled Service	$76,746	$83,784	(8.4)
Charter	58,673	50,769	15.6
Ancillary	65,679	73,211	(10.3)
Passenger	201,098	207,764	(3.2)
Cargo	44,023	29,165	50.9
Other	10,417	12,541	(16.9)
Total Operating Revenue	255,538	249,470	2.4

Operating Expenses:
Aircraft Fuel	48,583	54,737	(11.2)
Salaries, Wages, and Benefits	93,093	80,919	15.0
Maintenance	18,123	15,973	13.5
Sales and Marketing	6,982	7,748	(9.9)
Depreciation and Amortization	24,683	23,754	3.9
Ground Handling	11,467	11,568	(0.9)
Landing Fees and Airport Rent	16,811	15,979	5.2
Special Items, net (1)	26	—	NM
Other Operating, net	25,868	26,410	(2.1)
Total Operating Expenses	245,636	237,088	3.6
Operating Income	9,902	12,382	(20.0)

Non-operating Income (Expense):
Interest Income	1,452	1,659	(12.5)
Interest Expense	(9,185)	(11,049)	(16.9)
Other, net	(3)	12	(125.0)
Total Non-operating Expense, net	(7,736)	(9,378)	(17.5)

Income before Income Tax	2,166	3,004	(27.9)
Income Tax Expense	614	662	(7.3)
Net Income	$1,552	$2,342	(33.7)

Net Income per share to common stockholders:
Basic	$0.03	$0.04	(25.0)
Diluted	$0.03	$0.04	(25.0)
Shares used for computation:
Basic	53,034,859	52,876,339	0.3
Diluted	54,682,164	54,780,672	(0.2)
NM - not meaningful
1 – In March 2025, the Company's flight attendants, represented by the International Brotherhood of Teamsters, ratified a new five-year collective bargaining agreement. Upon ratification of the new agreement, eligible flights attendants became entitled to a one-time ratification bonus. Eligibility requirements stipulate that flight attendants must be on the seniority list as of the ratification date, have completed probation, and hold an active status in order to receive the bonus payment. Ratification bonuses were paid to all eligible flight attendants during the nine months ended September 30, 2025, per the collective bargaining agreement. Certain portions of the ratification bonus are paid in future periods as flight attendants on the seniority list as of the ratification date complete their probationary period or change their status from inactive to active. The ratification bonus and payroll related tax expense were included within Special Items, net.

	Nine Months Ended September 30,
	2025	2024	% Change
Operating Revenues:
Scheduled Service	$308,406	$313,056	(1.5)
Charter	167,636	149,090	12.4
Ancillary	225,612	236,677	(4.7)
Passenger	701,654	698,823	0.4
Cargo	106,983	78,560	36.2
Other	37,171	37,951	(2.1)
Total Operating Revenue	845,808	815,334	3.7

Operating Expenses:
Aircraft Fuel	163,738	187,229	(12.5)
Salaries, Wages, and Benefits	275,495	242,516	13.6
Maintenance	55,235	50,129	10.2
Sales and Marketing	25,378	26,819	(5.4)
Depreciation and Amortization	74,459	71,194	4.6
Ground Handling	34,227	32,090	6.7
Landing Fees and Airport Rent	48,615	44,431	9.4
Special Items, net (1)	1,874	—	NM
Other Operating, net	84,377	81,003	4.2
Total Operating Expenses	763,398	735,411	3.8
Operating Income	82,410	79,923	3.1

Non-operating Income (Expense):
Interest Income	4,960	5,907	(16.0)
Interest Expense	(28,022)	(33,238)	(15.7)
Other, net	(488)	55	NM
Total Non-operating Expense, net	(23,550)	(27,276)	(13.7)

Income before Income Tax	58,860	52,647	11.8
Income Tax Expense	14,196	13,180	7.7
Net Income	$44,664	$39,467	13.2

Net Income per share to common stockholders:
Basic	$0.84	$0.75	12.0
Diluted	$0.81	$0.72	12.5
Shares used for computation:
Basic	53,198,723	52,866,797	0.6
Diluted	54,988,198	54,990,437	—
NM - not meaningful
1 –See Note 1 on page 6 of this release

KEY OPERATING STATISTICS - amounts may not recalculate due to rounding
The following tables presents key operating statistics and metrics for the three and nine months ended September 30, 2025 and 2024.

	Three Months Ended September 30,
	2025	2024	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	1,165,182	1,288,460	(9.6)
Available seat miles (ASMs) – thousands	1,374,519	1,530,058	(10.2)
Load factor	84.8%	84.2%	0.6	(3)
Revenue passengers carried	997,947	1,112,455	(10.3)
Departures	6,360	7,259	(12.4)
Block hours	19,078	21,416	(10.9)
Scheduled service TRASM(1) - cents	10.59	10.42	1.6
Average base fare per passenger	$76.90	$75.31	2.1
Ancillary revenue per passenger	$65.81	$65.81	—
Total fare per passenger	$142.72	$141.13	1.1
Fuel gallons - thousands	14,847	16,565	(10.4)

Charter Statistics:
Departures	2,976	2,809	5.9
Block hours	5,963	5,366	11.1
Available seats miles (ASMs) - thousands	370,607	328,142	12.9
Fuel gallons - thousands	3,962	3,525	12.4

Cargo Statistics:
Departures	4,864	3,519	38.2
Block hours	11,977	8,957	33.7

Total System Statistics:
Average passenger aircraft	43.4	43.6	(0.5)
Passenger aircraft – end of period	45	44	2.3
Cargo aircraft – end of period	20	12	66.7
Leased aircraft – end of period	5	7	(28.6)
Available seat miles (ASMs) – thousands	1,770,569	1,884,889	(6.1)
Departures	14,345	13,730	4.5
Block hours	37,554	36,191	3.8
Daily utilization – hours	6.4	6.8	(5.9)
Average stage length – miles	1,012	1,001	1.1
Total revenue per ASM (TRASM) - cents	11.54	11.15	3.5
Cost per ASM (CASM) - cents	13.87	12.58	10.3
Adjusted CASM(2) - cents	8.46	8.04	5.2
Fuel gallons - thousands	19,049	20,344	(6.4)
Fuel cost per gallon	$2.55	$2.69	(5.2)
Employees at end of period	3,279	2,965	10.6
1 – See note 3 in end notes
2 – See note 4 in end notes
3- Percentage point difference

	Nine Months Ended September 30,
	2025	2024	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	4,137,592	4,335,623	(4.6)
Available seat miles (ASMs) – thousands	4,966,274	5,098,876	(2.6)
Load factor	83.3%	85.0%	(1.7)	(3)
Revenue passengers carried	3,225,315	3,437,005	(6.2)
Departures	20,805	22,109	(5.9)
Block hours	68,207	70,312	(3.0)
Scheduled service TRASM(1) - cents	10.95	10.95	—
Average base fare per passenger	$95.62	$91.08	5.0
Ancillary revenue per passenger	$69.95	$68.86	1.6
Total fare per passenger	$165.57	$159.95	3.5
Fuel gallons - thousands	52,970	54,634	(3.0)

Charter Statistics:
Departures	8,114	7,638	6.2
Block hours	16,877	15,355	9.9
Available seats miles (ASMs) - thousands	1,037,255	937,057	10.7
Fuel gallons - thousands	11,515	10,558	9.1

Cargo Statistics:
Departures	11,435	9,726	17.6
Block hours	28,740	25,008	14.9

Total System Statistics:
Average passenger aircraft	43.7	42.6	2.6
Passenger aircraft – end of period	45	44	2.3
Cargo aircraft – end of period	20	12	66.7
Leased aircraft – end of period	5	7	(28.6)
Available seat miles (ASMs) – thousands	6,075,195	6,108,695	(0.5)
Departures	40,753	39,879	2.2
Block hours	115,321	111,908	3.0
Daily utilization – hours	7.3	7.4	(1.4)
Average stage length – miles	1,125	1,100	2.3
Total revenue per ASM (TRASM) - cents	11.72	11.58	1.2
Cost per ASM (CASM) - cents	12.57	12.04	4.4
Adjusted CASM(2) - cents	7.98	7.51	6.3
Fuel gallons - thousands	65,169	65,884	(1.1)
Fuel cost per gallon	$2.55	$2.86	(10.8)
Employees at end of period	3,279	2,965	10.6
1 – See note 3 in end notes
2 – See note 4 in end notes
3- Percentage point difference

SUMMARY BALANCE SHEET (Dollars in millions) (amounts may not recalculate due to rounding)

	September 30, 2025	December 31, 2024	% Change
	(Unaudited)
Cash and Cash Equivalents	$111.8	$83.2	34.4
Other Current Assets	173.0	183.4	(5.7)
Total Current Assets	284.8	266.6	6.8
Total Property & Equipment, net	915.4	970.1	(5.6)
Other	403.7	393.5	2.6
Total Assets	1,603.9	1,630.2	(1.6)

Air Traffic Liabilities	144.4	160.7	(10.1)
Current Finance Lease Obligations	21.2	20.2	5.0
Current Operating Lease Obligations	3.5	3.3	6.1
Current Maturities of Long-Term Debt, net	74.7	87.6	(14.7)
Income Tax Receivable Agreement Liability	1.2	10.3	(88.3)
Other Current Liabilities	131.5	140.2	(6.2)
Total Current Liabilities	376.4	422.3	(10.9)
Finance Lease Obligations	235.1	251.1	(6.4)
Operating Lease Obligations	14.7	17.4	(15.5)
Long-Term Debt, net	226.6	239.5	(5.4)
Income Tax Receivable Agreement Liability	86.0	87.4	(1.6)
Other	54.9	42.1	30.4
Total Liabilities	993.7	1,059.8	(6.2)

Total Stockholders’ Equity	$610.2	$570.4	7.0

SUMMARY CASH FLOW (Dollars in millions) (Unaudited - amounts may not recalculate due to rounding)

	Nine Months Ended September 30,
	2025	2024	% Change
Net Cash Provided by Operating Activities	$78.2	$74.3	5.2

Purchases of Property & Equipment	(29.1)	(42.6)	(31.7)
Other, net	56.3	63.6	(11.5)
Net Cash Provided by Investing Activities	27.2	20.9	29.7

Common Stock Repurchases	(20.0)	(11.5)	73.9
Proceeds from Borrowing	54.0	10.0	440.0
Repayment of Finance Lease Obligations	(15.0)	(26.2)	(42.8)
Repayment of Borrowings	(80.0)	(60.8)	31.7
Other, net	(10.0)	(3.0)	233.3
Net Cash Used in Financing Activities	(71.0)	(91.5)	(22.4)

Net Increase in Cash, Cash Equivalents and Restricted Cash	34.4	3.8	805.3
Cash, Cash Equivalents and Restricted Cash – Beginning of the Period	100.5	63.7	57.8
Cash, Cash Equivalents and Restricted Cash – End of the Period	$134.8	$67.4	100.0

NON-GAAP FINANCIAL MEASURES
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures included as supplemental disclosure because we believe they are useful indicators of our operating performance. Derivations of Operating Income and Net Income are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry.
The measures described above have limitations as analytical tools. Some of the limitations applicable to these measures include: they do not reflect the impact of certain cash and non-cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate these non-GAAP measures differently than we do, limiting each measure’s usefulness as a comparative measure. Because of these limitations, the following non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to the possible differences in the method of calculation and in the items being adjusted.
For the aforementioned reasons, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Adjusted EBITDA Margin have significant limitations which affect their use as indicators of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of GAAP Operating Income to Adjusted Operating Income Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP operating income to adjusted operating income.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025		2024
Operating Revenue	$255.5	$249.5	$845.8		$815.3
Operating Income	9.9	12.4	82.4		79.9
Special Items, net (1)	—	—	1.9		—
Stock Compensation Expense	1.7	1.5	4.9	8.1	4.6
Unplanned Engine Retirement (2)	0.7	—	0.7		—
Adjusted Operating Income	$12.4	$13.9	$90.0		$84.5

Operating Income Margin	3.9%	5.0%	9.7%		9.8%
Adjusted Operating Income Margin	4.8%	5.6%	10.6%		10.4%

(1)	See Note 1 on page 6 of this release
(2)
In July 2025, an engine experienced an in-flight shut down ("IFSD"). The engine was subsequently deemed beyond economic repair, which resulted in a non-cash expense due to an unplanned engine retirement. Management does not consider this activity in assessing its operational performance.

Reconciliation of GAAP Income Before Income Tax to Adjusted Income Before Income Tax Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP income before income tax to adjusted income before income tax.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025		2024
Net Income	$1.6	$2.3	$44.7		$39.5
Add: Provision for Income Tax Expense	0.6	0.7	14.2		13.2
Income Before Income Tax, as reported	2.2	3.0	58.9		52.6
Pre-tax margin	0.8%	1.2%	7.0%		6.5%

Special Items, net (1)	—	—	1.9		—
Stock Compensation Expense	1.7	1.5	4.9	8,132	4.6
Loss on Debt Extinguishment	0.4	—	0.4		—
Unplanned Engine Retirement (2)	0.7	—	0.7		—
Loss on Credit Facility	—	—	0.2		—
Secondary Offering Costs	—	—	0.5		—
Adjusted Income Before Income Tax	$5.0	$4.5	$67.5		$57.2

Adjusted Pre-tax margin	2.0%	1.8%	8.0%		7.0%

(1)	See Note 1 on page 6 of this release
(2)	In July 2025, an engine experienced an IFSD. The engine was subsequently deemed beyond economic repair, which resulted in a non-cash expense due to an unplanned engine retirement. Management does not consider this activity in assessing its operational performance.

Reconciliation of GAAP Net Income and Earnings per Share to Adjusted Net Income and Adjusted Earnings per Share
Dollars and shares in millions, except for per share – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of GAAP net income and earnings per share to adjusted net income and adjusted earnings per share.

	Three Months Ended September 30,
	2025		2024
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$1.6	$0.03	$2.3	$0.04
Special Items, net (1)	—	—	—	—
Stock Compensation Expense	1.7	0.03	1.5	0.03
Loss on Debt Extinguishment	0.4	0.01	—	—
Unplanned Engine Retirement (2)	0.7	0.01	—	—
Loss on Credit Facility	—	—	—	—
Secondary Offering Costs	—	—	—	—
Income Tax Effect of Adjusting Items, net (3)	(0.7)	(0.01)	(0.3)	(0.01)
Adjusted Net Income	$3.7	$0.07	$3.5	$0.06

Diluted share count	54.7		54.8

	Nine Months Ended September 30,
	2025		2024
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$44.7	$0.81	$39.5	$0.72
Special Items, net (1)	1.9	0.03	—	—
Stock Compensation Expense	4.9	0.09	4.6	0.08
Loss on Debt Extinguishment	0.4	0.01	—	—
Unplanned Engine Retirement (2)	0.7	0.01	—	—
Loss on Credit Facility	0.2	—	—	—
Secondary Offering Costs	0.5	0.01	—	—
Income Tax Effect of Adjusting Items, net (3)	(2.0)	(0.04)	(1.1)	(0.02)
Adjusted Net Income	$51.3	$0.93	$43.0	$0.78

Diluted share count	55.0		55.0

(1)	See Note 1 on page 6 of this release
(2)	In July 2025, an engine experienced an IFSD. The engine was subsequently deemed beyond economic repair, which resulted in a non-cash expense due to an unplanned engine retirement. Management does not consider this activity in assessing its operational performance.
(3)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the application period

Reconciliation of GAAP Net Income to Adjusted EBITDA Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following tables present the reconciliation of net income to adjusted EBITDA for the periods presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Income	$1.6	$2.3	$44.7	$39.5
Interest Income	(1.5)	(1.7)	(5.0)	(5.9)
Interest Expense	9.2	11.0	28.0	33.2
Special Items, net (1)	—	—	1.9	—
Stock Compensation Expense	1.7	1.5	4.9	4.6
Secondary Offering Costs	—	—	0.5	—
Provision for Income Taxes	0.6	0.7	14.2	13.2
Depreciation and Amortization(2)	24.7	23.8	74.5	71.2
Adjusted EBITDA	$36.3	$37.6	$163.7	$155.7

Adjusted EBITDA margin	14.2%	15.1%	19.4%	19.1%

(1)	See Note 1 on page 7 of this release
(2)	In July 2025, an engine experienced an IFSD. The engine was subsequently deemed beyond economic repair, which resulted in a $737 non-cash expense due to an unplanned engine retirement. The Company recognized the $737 non-cash expense within Depreciation and Amortization. Management does not consider this activity in assessing its operational performance.
Adjusted CASM
Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, costs related to our cargo operations, stock based compensation, certain unplanned engine events, depreciation and amortization recognized on certain assets that generate lease income, certain commissions and other costs of selling our vacations product from this measure as these costs are unrelated to our airline operations and improve comparability to our peers. Adjusted CASM is an important measure used by management and by our board of directors in assessing quarterly and annual cost performance. Adjusted CASM is also a measure commonly used by industry analysts and we believe it is an important metric by which they compare our airline to others in the industry, although other airlines may exclude certain other costs in their calculation of Adjusted CASM. The measure is also the subject of frequent questions from investors.

Adjusted CASM excludes fuel costs. By excluding volatile fuel costs that are outside of our control from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can lead to a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact and trends in company-specific cost drivers, such as labor rates, aircraft and maintenance costs, and productivity, which are more controllable by management.
We have excluded costs related to the cargo operations and depreciation recognized on certain assets that generate lease income as these operations do not create ASMs. We have entered into a series of transactions where we serve as a lessor. As of September 30, 2025, we leased or subleased five aircraft. Adjusted CASM further excludes other adjustments, as defined in the relevant reporting period, that are not representative of the ongoing costs necessary to our airline operations and may improve comparability between periods. We also exclude stock compensation expense when computing Adjusted CASM. The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives and is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any period.
As derivations of Adjusted CASM are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of Adjusted CASM as presented may not be directly comparable to similarly titled measures presented by other companies. Adjusted CASM should not be considered in isolation or as a replacement for CASM. For the aforementioned reasons, Adjusted CASM has significant limitations which affect its use as an indicator of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of CASM to Adjusted CASM Amounts may not recalculate due to rounding, dollar amounts in millions
The following table presents the reconciliation of CASM to Adjusted CASM.

	Three Months Ended September 30,
	2025		2024
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$245.6	13.87	$237.1	12.58
Less:
Special Items, net (1)	—	—	—	—
Aircraft Fuel	48.6	2.74	54.7	2.90
Stock Compensation Expense	1.7	0.10	1.5	0.08
Unplanned Engine Retirement (2)	0.7	0.04	—	—
Cargo Expenses, Not Already Adjusted Above	43.2	2.44	27.1	1.45
Sun Country Vacations	0.2	0.01	0.2	0.01
Leased Aircraft, Depreciation and Amortization Expense	1.4	0.08	2.0	0.10
Adjusted CASM	$149.8	8.46	$151.5	8.04

Available seat miles (ASMs) - mm	1,770.6		1,884.9

	Nine Months Ended September 30,
	2025		2024
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$763.4	12.57	$735.4	12.04
Less:
Special Items, net (1)	1.9	0.03	—	—
Aircraft Fuel	163.7	2.70	187.2	3.06
Stock Compensation Expense	4.9	0.08	4.6	0.07
Unplanned Engine Retirement (2)	0.7	0.01	—	—
Cargo Expenses, Not Already Adjusted Above	101.6	1.67	77.4	1.28
Sun Country Vacations	0.9	0.02	1.0	0.02
Leased Aircraft, Depreciation and Amortization Expense	4.5	0.08	6.3	0.10
Adjusted CASM	$485.1	7.98	$458.9	7.51

Available seat miles (ASMs) - mm	6,075.2		6,108.7

(1)	See Note 1 on page 6 of this release
(2)	In July 2025, an engine experienced an IFSD. The engine was subsequently deemed beyond economic repair, which resulted in a non-cash expense due to an unplanned engine retirement. Management does not consider this activity in assessing its operational performance.